EX99.1
AZZ incorporated Leadership Announcement

Contact:    Dana Perry, Senior Vice President - Finance and CFO
AZZ incorporated 817-810-0095
Internet: www.azz.com

        Lytham Partners 602-889-9700
Joe Dorame or Robert Blum
Internet: www.lythampartners.com

March 4, 2014 - FORT WORTH, TX - AZZ incorporated (NYSE: AZZ), a manufacturer of electrical products and a provider of galvanizing services, today announced that David H. Dingus, President and Chief Executive Officer of the company has been recently diagnosed with cancer of the pancreas and will begin an aggressive treatment commencing the week of March 4, 2013.

It is anticipated that during this period of treatment, all day-to-day operations will continue to be conducted by the organization currently in place. Mr. Dingus will continue in his role of Chief Executive Officer. The senior management team of AZZ responsible for daily operations consists of Dana L. Perry, Senior Vice President Finance and Chief Financial Officer; Ashok Kolady, Senior Vice President and Chief Operating Officer of the Electrical and Industrial Products Segment; and Tim Pendley, Senior Vice President and Chief Operating Officers of the Galvanizing Services Segment. Mr. Dingus and the senior management team will continue to work with the Board of Directors to continue to seek out all opportunities for profit enhancement, growth and expansion of the existing businesses and the successful implementation of the Aquilex SRO acquisition should the company receive the anticipated government approval to proceed.

The Board of Directors, senior management and all employees of the company fully support Mr. Dingus and wish him high success during this treatment period. Mr. Dingus may have a reduced work schedule during certain periods of this treatment, but he is not anticipated to be away for any extended periods of time.

AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of industrial, power generation, transmission and distribution, as well as a leading provider of hot dip galvanizing services to the North American steel fabrication market.

Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as, “may,” “should,” “expects,“ “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. This release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand and response to products and services offered by AZZ, including demand by the power generation markets, electrical transmission and distribution markets, the industrial markets, and the hot dip galvanizing markets; prices and raw material cost, including zinc and natural gas which are used in the hot dip galvanizing process; changes in the economic conditions of the various markets that AZZ serves, foreign and domestic, customer request delays of shipments, acquisition opportunities, currency exchange rates, adequacy of financing, and availability of experienced management employees to implement AZZ's growth strategy. AZZ has provided additional information regarding risks associated with the business in AZZ's Annual Report on Form 10-K for the fiscal year ended February 29, 2012 and other filings with the SEC, available for viewing on AZZ's website at www.azz.com and on the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

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